SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2004

REPUBLIC BANCORP INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-15734 (Commission File No.)	38-2604669 (IRS Employer Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 725-7337

(Former name or former address, if changed since last report)

Item 5. Other Information
SIGNATURES

Item 5. Other Information

     On June 18, 2004, the Company announced that its Board of Directors declared an $.11 per share cash dividend to shareholders of record as of September 10, 2004 and payable October 4, 2004. This represents a 16% increase from the most recent cash dividend of $.095 per share that will be paid on July 6, 2004.

     “This is the 12th consecutive year that we have increased our cash dividend,” commented Dana M. Cluckey, President and Chief Executive Officer. “Republic’s history of cash and stock dividends reflects our steadfast commitment to increasing shareholder value,” added Mr. Cluckey.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP INC.
Date: June 18, 2004	By:	/s/ Thomas F. Menacher
		Name:	Thomas F. Menacher
		Its:	Executive Vice President, Treasurer and Chief Financial Officer